Diary Cow Purchase Contract

Party A: Inner Mongolia Airshan Agricultural technologies Limited Company Party B: Xinjiang Bayinguoleng Husbandry Center

1. Content:

Party A will purchase part of the breeding cows in Party B's farm to harvest embryos. During the harvesting period, Party B will feed the cows, and medicines in Party B's farm will be needed and 15 technical persons from Party B will assist; Party A will assign technical experts. Fees for feeding, medicine and technical personals from Party B are included in the purchasing price of diary cow by Party A.

2.  Cow breed supplied and requirement: 1.) Breed will be Holstein cow. 2.)
    Requirement:
       1.)) The cows should bear breed characteristics with stable genetic performance. They should be in good health and do not have genetic diseases.
       2.)) The cows' parents should be good breed and have been registered with 3 generations' genealogy. 3.)) The cows should weight between 550 to 560 kilograms, and age between 4 to7. 4.)) Milk production of each cow in 305 days should be more than 5,000 kilograms, with fat of 3.4 to 3.7% and protein no less than 3.5%.

3. Quantity:
   2,000 breeding cows will be purchased. During the harvesting period, Party B is responsible to exchange any cow not meeting the requirements due to disease or any other reason with no condition.

4. Unit price and amount:

---------------------- -------------------- ------------------------------
 Quantity (number)      Unit Price (RMB)           Amount (10,000 RMB)
---------------------- -------------------- ------------------------------
---------------------- -------------------- ------------------------------
        2000                 22,825                       4,565
---------------------- -------------------- ------------------------------

5. Delivery time:
    From August 15, 2003 to November 15, 2003.

6. Responsibilities of each party: 1.) Party A's responsibilities:
       1.)) Party A should make payments according to the contract.
       2.)) After Party A buy diary cows from Party B and finish harvesting, if Party A will sell the breeding diary cows, Party B has priority to buy with a discounted price.
   2.) Party B's responsibilities:

       1.)) Party A will buy breeding diary cows and Party B will provide feeding service during delivery period. The cows managed by Party B on behalf of Party A should be raised in a separate area and managed according to hygienic epidemic prevention and segregation requirement. The feeding standard should be the same as that for cows of Party B.
       2.)) Party B will provide food and board for technical personnel of Party A, and Party A will pay for the cost.
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7. Payment method:

Within 5 days of the date this contract is signed, Party A will pay Party B 40% of the purchasing price of cows. The rest will be paid according to Party B's actual supply of cows.

8. Default responsibilities:
   1.) In case of dispute, both parties should negotiate to solve the dispute. If one party causes economic loss to another party due to default, the party who breaks the contract should be responsible to compensate the other party.
   2.) If both parties can not negotiate to solve the dispute, an arbitration agency should be called for a resolution.

9. Things uncovered by this contract will be added after both partied negotiated.

10. This contract will be in effect from the date it is signed, and will end on November 15, 2003.

11. Two copies of this contract will be presented. Each party has one copy.


Party A Signature

Party B Signature

August 5, 2003